                                                               Exhibit 23.1



                    CONSENT OF INDEPENDENT ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, of our report dated March 17, 1997 included in Government Technology Services, Inc. and subsidiary's Form 10-K for the fiscal year ended December 31, 1996 and to all references to our Firm included in this registration statement.



                                        /s/ Arthur Andersen LLP
                                        -----------------------------
                                        ARTHUR ANDERSEN LLP



Washington, D.C.
June 11, 1997

                                                               Exhibit 23.2



                    CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement of Government Technology Services, Inc. and Subsidiary on Form S-8 of our report dated March 1, 1996 except as to Note 5, as to which the date was March 26, 1996, on our audits of the consolidated financial statements and financial statement schedule as of December 31, 1995, and for the years ended December 31, 1995 and 1994, which report is included in Government Technology Services, Inc. and Subsidiary's Annual Report on Form 10-K.



                                        /s/ Coopers & Lybrand L.L.P.
                                        -----------------------------
                                        COOPERS & LYBRAND L.L.P.



Washington, D.C.
June 17, 1997